4

                             MERGER AGREEMENT


      MERGER AGREEMENT (this "Agreement"), entered into this ____ day of February, 1997, by and among ECKLER INDUSTRIES, INC., a Florida corporation (the "Buyer") through its wholly-owned, newly-formed Florida corporate subsidiary, R. C. ACQUISITION, INC., which for purposes herein shall be deemed to be included in the term "Buyer" unless the context shall be inconsistent, in which case it shall be referred to as "NewCo"), and R. C. HILL, II, an individual (the "Stockholder").


                           W I T N E S S E T H:

      WHEREAS, Liberty Finance Co., a Florida corporation (the "Company"), is engaged in a business consisting primarily of finance and leasing activities in connection with the sale of used automobiles and other consumer vehicles (the "Business"); and

      WHEREAS, the Stockholder is the record and beneficial owner of all of the issued and outstanding capital stock of the Company (the "Stock"); and

      WHEREAS, the Buyer desires to acquire from the Stockholder, and the Stockholder desires to transfer to the Buyer, all upon the terms and subject to the conditions set forth in this Agreement, all (and not less than all) of the Stock, and the business of the Company as a going concern;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree, as of the Effective Date, as follows:

     1.   THE MERGER.

           1.1 The Merger. At the time of the closing of the transactions contemplated hereby and in accordance with the provisions of this Agreement and the applicable provisions of the corporation laws of Florida (in such instance, "Applicable Law"), NewCo shall be merged with and into the Company, in accordance with the terms and conditions of this Agreement and articles of merger as may be required by Florida law, hereinafter referred to as the "Articles of Merger". The Company shall be the surviving corporation of the Merger (the Company, in such capacity, being hereinafter sometimes referred to as the "Surviving Corporation"). Thereupon, the separate existence of NewCo shall cease, and the Company, as the Surviving Corporation, shall continue its corporate existence under Applicable Law under its current name, as a wholly-owned subsidiary of Buyer.

          1.2 Effectiveness of the Merger. As soon as practicable upon or after the execution of this Agreement, NewCo and the Company will execute appropriate Articles of Merger, and shall file or cause to be filed such Articles of Merger with the Secretary of State of Florida; and the subject Merger shall become effective as of the date (the "Effective Date") set forth in the Articles of Merger.

          1.3 Effect of Merger. Upon the effectiveness of the Merger, (a) the Surviving Corporation shall own and possess all assets and property of every kind and description, and every interest therein, wherever located, and all rights, privileges, immunities, power, franchises and authority of a public as well as of a private nature, of NewCo and Company (the "Constituent Corporations"), and all obligations owed to, belonging to or due to each of the Constituent Corporations, all of which shall be vested in the Surviving Corporation pursuant to Applicable Law without further act or deed, and (b) the Surviving Corporation shall be liable for all claims, liabilities and obligations of the Constituent Corporations, all of which shall become and remain the obligations of the Surviving Corporation pursuant to Applicable Law without further act or deed.

           1.4   Surviving  Corporation.   Upon the  effectiveness  of  the
Merger,  the  Articles  of  Incorporation  and  By-Laws  of  the  Surviving
Corporation shall be identical to those of the Company as in effect immediately prior to the effectiveness of such Merger. The directors and officers of the Surviving Corporation shall be modified and shall be determined by Buyer in its sole discretion.

           1.5 Status and Conversion of Shares. Upon the effectiveness of the Merger:

                (a) Each share of capital stock held by the Company as treasury stock immediately prior to the effectiveness of the Merger shall be canceled and extinguished, and no payment or issuance of any consideration shall be payable or shall be made in respect thereof;

                (b) Each share of common stock of NewCo outstanding immediately prior to the effectiveness of the Merger shall be converted into and shall become one (1) share of common stock of the Surviving Corporation; and

                (c) Each share of $1.00 par value common stock of the Company (the "Company Stock") issued and outstanding immediately prior to the effectiveness of the Merger (excluding any shares as to which dissenters' appraisal rights have been validly exercised and perfected and for which cash is payable in accordance with applicable law) shall be canceled and extinguished and converted into the right to receive 176,078 shares (the "Shares") of the Class B Common Stock, $.01 par value, of
Eckler  ("Eckler  Common  Stock") for each share  of  Company  Stock.   For
purposes hereof the number of Shares multiplied by $17.50 shall be the "Stock Valuation" hereunder.

           1.6 Books and Records. On the date hereof, in addition to the delivery and transfer of the Stock to the Buyer, the Stockholder is delivering, and causing the Company to deliver, to the Buyer all of the stock books, records and minute books of the Company, all financial and accounting books and records of the Company, and all referral, client, customer and sales records of the Company.

     2.   INTENTIONALLY OMITTED.

     3.   REORGANIZATION.

           3.1 Tax-Free Reorganization. The parties intend that the transactions pursuant to this Agreement qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and the parties shall report these transactions and take such actions and otherwise conduct their affairs so as to give effect to such intention. Specifically, the parties anticipate that NewCo will be merged into the Company, with the Company as the survivor, as a wholly-owned subsidiary of the Buyer, in a statutory merger, qualifying under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended. Eckler agrees for a period of two (2) years from the Effective Date to not take further actions regarding the corporate structure of the ownership of the Company without Stockholder's prior written approval, which approval shall be given upon receipt of an opinion of counsel, in form acceptable to Stockholder, that such restructuring will not cause the disqualification of this transaction for tax-free reorganization treatment to the Stockholder. Eckler agrees to indemnify and hold Stockholder harmless from any loss, including taxes, interest and penalties (to the extent not mitigated) which arise as a result of the Buyer's violation of this Section 3.1

     4.   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.

      In connection with the sale and transfer of the Stock to the Buyer, the Stockholder hereby represents and warrants to the Buyer as set forth below. For purposes hereof "Material Adverse Effect" shall mean any event, occurrence or circumstance which (a) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or prospects of the Company taken as a whole, or the Buyer and its affiliates taken as a whole, as applicable, (b) would materially impair such party's ability to perform its obligations under this Agreement or the consummation of any of the transactions contemplated hereby, or (c) results in an adverse effect that is Two Thousand and 00/100ths Dollars ($2,000.00) or greater on any particular item related to the Buyer's purchase of the Business hereunder.

          4.1 Title to the Stock. The Stockholder is the valid and lawful record and beneficial owner of all of the Stock. All of the Stock has been duly authorized and validly issued and is fully paid and non-assessable, and is free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws). The Buyer is receiving from the Stockholder good, valid and marketable title to all of the Stock, free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws).

          4.2  Valid and Binding Agreement; No Breach.

                (a) The Stockholder has full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

                (b) Except as disclosed in Schedule 4.2 annexed hereto, neither the execution and delivery of this Agreement by the Stockholder, nor compliance with the terms and provisions of this Agreement on the part of the Stockholder, will, under circumstances that would result in a Material Adverse Effect: (i) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Company or the Stockholder; (ii) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency; or (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which the Company or the Stockholder is a party, or by which the Company or the Stockholder is bound, or constitute a default thereunder, or require the consent of any other party to any of the foregoing.

                 (c) Possible Acceleration of GE Debt. The Buyer acknowledges that the consummation of this transaction, without the prior written consent of General Electric Capital Corporation ("GE") under that certain Motor Vehicle Installment Contract Loan and Security Agreement between GE and the predecessor to the Company, dated June 3, 1993, as amended, and as modified by that certain Forbearance Agreement among GE, the Company, the Stockholder and others dated January 21, 1997 (the obligations of the Company under such agreements and the other agreements related thereto are hereinafter referred to as the "GE Debt"), will be a condition which, under the loan agreements for the GE Debt, will permit GE to accelerate the GE Debt and cause it to be immediately due and payable. As such, the Stockholder shall have no responsibility for or liability arising from such occurrence.

           4.3 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to own its assets and conduct its business as owned and conducted on the date hereof. The Company is not required to be qualified as a foreign corporation under the laws of any jurisdiction. True and complete copies of the Articles of Incorporation and Bylaws of the Company (including all amendments thereto), and a correct and complete list of the officers and directors of the Company, are annexed hereto as Schedule 4.3.

          4.4  Capital Structure; Equity Ownership.

                (a) The authorized capital stock of the Company is as set forth in its Articles of Incorporation as included in Schedule 4.3, and the Stock constitutes and represents all of the outstanding capital stock of the Company.

                (b) There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or calls, demands or commitments obligating the Company to issue, transfer or purchase any shares of its capital stock, or obligating the Stockholder to transfer any shares of the Stock. No shares of capital stock of the Company are reserved for issuance pursuant to stock options, warrants, agreements or other rights to purchase capital stock.

           4.5 Subsidiaries and Investments. The Company does not own, directly or indirectly, any stock or other equity securities of any corporation or entity, or have any direct or indirect equity or ownership interest in any person, firm, partnership, corporation, venture or business other than the business conducted by the Company.

          4.6  Financial Information.

                (a) Annexed hereto as Schedule 4.6(a) are the audited financial statements (including balance sheet, income statement, statement of stockholders' equity, statement of cash flows, and notes thereto) for the Company as of December 31, 1994 and December 31, 1995 and for each of the years then ended, and the unaudited financial statements for the Company as of December 31, 1996 for the twelve (12) months then ended, and as of January 31, 1997 and for the month then ended (collectively, the "Financial Statements"), all of which fairly reflect, in all material respects, the financial condition and results of operations of the Company in accordance with generally accepted accounting principles consistently applied, as of the dates thereof and for the periods then ended; and, without limitation of the foregoing, the Company does not have any material liabilities, fixed or contingent, known or unknown, except to the extent reflected in the most recent of such Financial Statements or thereafter incurred in the normal course of the Company's business. The Financial Statements (as of the dates thereof and for the periods covered thereby) are in accordance with the books and records of the Company, which are complete and accurate in all material respects.

                (b) The Buyer has been provided the payment histories of each of the credit agreements, finance leases and other agreements underlying the Receivables (defined below), all of which fairly present the dates and amounts of all receipts and disbursements under or in respect of such credit agreements, finance leases and other agreements. Except as and to the extent reflected in such payment histories, (i) all payments under such credit agreements, finance leases and other agreements have been made in a full and timely manner, and (ii) there have been no prepayments made in respect of any such credit agreements, finance leases or other agreements.

                (c) Annexed hereto as Schedule 4.6(c) is a listing of all debts and obligations and guarantees to which the Company is a party and all obligations of others which are secured by property of the Company, and the current principal amount of, accrued interest on, and any amount guaranteed under all such debts, obligations, or guarantees. Schedule 4.6(c) contains a separate listing of all debt obligations of the Company to the Stockholder and members of the Stockholder's family. Except as set forth on Schedule 4.6(c), the Company is not in default under any such debt obligations or guarantees, and the consummation of the transactions contemplated hereby will not result in any default on or acceleration of, or any consent being required as to, any debt, obligation, or guarantee described on Schedule 4.6(c).

           4.7 No Material Changes. Except as disclosed in Schedule 4.7 annexed hereto, since the date of the most recent of the Financial Statements, (a) the business of the Company has been operated solely in the normal course, (b) there have been no changes which in the aggregate would have a Material Adverse Effect in the financial condition, operations or business of the Company from that reflected in such Financial Statements,
(c) the Company has not incurred any material obligation or liability except in the normal course of business, (d) the Company has not effected or suffered any material modification in its collection practices, or with respect to the timing and manner of payment of its accounts payable, and
(e) there has not been any (i) sale, assignment or transfer by the Company of any assets or other part of its business, excluding the sale or disposition of inventory, and/or the sale of loans, in the ordinary course of business, (ii) acquisitions or commitments to acquire (whether by purchase, lease or otherwise) any capital assets by the Company wherein the aggregate payments will exceed $10,000, (iii) increase or commitment to increase the compensation or benefits of any employees of the Company, (iv) implementation or institution of any bonus, benefit, profit-sharing, pension, retirement or other plan or similar arrangement which was not in existence on December 31, 1996, or (v) new employment agreement, or modification of any existing employment agreement, by the Company.

          4.8  Tax Matters.

                (a) The Company has, to the date hereof, timely filed all tax reports and tax returns required to be filed by the Company, and the Company has paid all taxes, assessments and other impositions as and to the extent required by applicable law. All federal, state and local income, franchise, sales, use, property, employment, excise and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to the Company as of the date hereof have been fully paid, and all taxes and other assessments and levies which the Company is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities to the extent due and payable. There are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Company.

               (b) Except as disclosed in Schedule 4.8 (b) annexed hereto, there are no audits pending with respect to any federal, state or local tax reports or tax returns of the Company, and no waiver of statutes of limitations have been given or requested with respect to any tax years or tax filings of the Company.

                (c) The Company has, since November 1, 1987 to the date hereof, been an electing small business corporation under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"), and the corresponding tax provisions of Florida law, and has filed all tax reports required to be filed by the Company on or prior to the date hereof. The
Company has further, to the date hereof, filed all other tax reports and tax returns required to be filed by the Company, and the Company and the Stockholder (as applicable) have paid all taxes, assessments and other impositions as and to the extent required by applicable law. Without limitation of the foregoing, the Company has made all required filings and payments to the date hereof in respect of franchise, sales, use, property, excise and other taxes (including interest and penalties and including estimated tax installments as required), and there are no outstanding or pending claims, deficiencies or assessments with respect to any taxes, interest or penalties of the Company. The Company has previously distributed to the Stockholder (and any former stockholder) all amounts which have been, are, or will be distributable to such persons in respect of all completed tax years of the Company and the 1997 tax year to date. The amounts distributed in respect of the 1996 tax year were not (on a proportionate basis) in excess of the distribution for prior years, and the 1997 distributions are not in excess of 40% of 1997 net income of the Company.

          4.9 Title and Condition of the Assets. Except for liens arising under the instruments described on Schedule 4.9, the Company has and owns good and marketable title to all of its assets, free and clear of all liens, pledges, claims, security interests and encumbrances of every kind and nature, except for liens, pledges, claims, security interests or encumbrances which in the aggregate would not have a Material Adverse Effect. The Company has delivered to the Buyer all material documents pertaining to the liens referred to in the preceding sentence. All of the Company's fixed assets (to the extent that a failure would have a Material Adverse Affect) are in good operating condition and repair (reasonable wear and tear excepted), are adequate for its use in the Business as presently conducted, and are sufficient for the continued conduct of such Business, except for circumstances that would not have a Material Adverse Effect. All buildings, and all fixtures, equipment and other property and assets which are material to the Company's Business on a consolidated basis, held under leases or subleases by the Company are held under valid instruments enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and similar laws of general applicability affecting creditors rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

           4.10 Receivables. All of the Receivables (whether reflected in the Financial Statements or thereafter created or acquired by the Company prior to the Effective Date), (a) have arisen in the normal course of the Company's business, (b) to the Stockholder's actual knowledge are not subject to any counterclaims, set-offs, allowances or discounts of any kind, except for counter claims, set-offs, allowances, or discounts which would not result in a Material Adverse Effect on a per item basis, and (c) have been, are and will be valid and generally collectible in the ordinary course of the Business; and the Stockholder has no knowledge of any material or unusual risk of non-payment for any of the Receivables. Except as set forth on Schedule 4.10, the Company has possession of all documents that represent the Receivables. Except for circumstances which would not result in a Material Adverse Effect on a per item basis, all the Receivables are genuine, valid, and legally binding obligations of the borrowers thereunder, have been duly executed by a borrower of legal capacity and are enforceable in accordance with their terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding, in equity or at law), (ii) state laws requiring creditors to proceed against the collateral before pursuing the borrower, and (iii) state laws on deficiencies, except where the invalidity or unenforceability of Receivables would not have a Material Adverse Effect on a per item basis. Neither the operation of any of the terms of the Receivables, nor the exercise of any right thereunder has rendered the related security interest or note unenforceable, in whole or in part, or subjected it to any right of rescission, setoff, counterclaim or defense, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto. The instruments representing the Receivables are in compliance with applicable laws and regulations and accurately represent the principal, interest, payment and other terms of the Receivables, except for circumstances which would not result in a Material Adverse Effect on a per item basis. For purposes hereof, the "Receivables" shall mean all finance receivables, accounts receivable, notes receivable and other rights to receive payment (including any related guaranties, security deposits or other collateral therefor) under credit agreements, finance leases and other such agreements entered into in the Business, including but not limited to those credit agreements, finance leases and other agreements listed or described on Schedule 4.10 annexed hereto.

          4.11 Inventory. All of the Company's inventory (the "Inventory") (whether reflected in the Financial Statements or thereafter acquired by the Company prior to the Effective Date) is of a quality, age and quantity consistent with the historical practices of the Company, and is valued on the Company's books at cost. Schedule 4.11 sets forth a true and complete listing of the Inventory as of the date set forth on such schedule and includes a listing of the make, model, year, and vehicle identification number for each item of Inventory listed on such schedule. None of the Inventory is subject to any lien, charge, or encumbrance, except as set forth on Schedule 4.11.

          4.12 Legal Compliance.

                (a) To the actual knowledge of the Shareholder the Company is, and for the past three (3) years has been, in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of its Business (including, without limitation, all applicable environmental laws, statutes, regulations, rules and ordinances), and has in full force and effect all licenses, permits and other authorizations required for the conduct of its Business as presently constituted; and the Company is not in default or violation in respect of or under any of the foregoing. The Stockholder is not aware of any past or present condition or circumstance in the Company's Business (including, without limitation, with respect to any real property now or previously occupied by the Company) which could give rise to any material liability under any such law, statute, regulation, rule or ordinance.

               (b) Except as set forth on Schedule 4.12(b) attached hereto the Company has not generated, operated, processed, distributed, transported, used, treated, stored, handled, emitted, discharged, released or disposed of (or caused any person or entity to do any of the foregoing or assisted any person or entity in doing any of the foregoing) any oil, gasoline, petroleum-related products, hazardous substances, hazardous waste, or pollutants or contaminants (as defined by CERCLA), including, without limitation, asbestos or asbestos containing materials, PCB's or urea formaldehyde, except in accordance with applicable laws or any product which may give ride to Hazardous Materials Liabilities. For purposes hereof, the following terms shall have the following meanings:

                     (i)   The  term "Hazardous Materials" shall  mean  (a)
hazardous materials, contaminants, constituents, medical wastes, hazardous or infectious wastes and hazardous substances as those terms are now defined in any Environmental Laws, including without limitation the following statutes and their implementing regulations: the Hazardous
Materials Transportation Act, 49 U.S.C. 9601 et seq. (the "HMTA"), the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. et
seq.  (as so amended, "CERCLA"), THE Clean Water Act, 33 U.S.C.   1251  et
seq. (the "CWA"), and the Clean Air Act, 42 U.S.C. 7401 et seq. (the "CAA"); (b) petroleum, including crude oil and any fractions thereof; (c) natural gas, synthetic gas and any mixtures thereof; (d) asbestos and/or asbestos-containing materials; and (e) polychlorinated biphenyl ("PCBs") or materials or fluids containing PCBs in excess of 50 parts per million;

                     (ii) The term "Hazardous Materials Liabilities" shall mean any and all damages, losses, liabilities, disabilities, fines, penalties, costs or expenses (including reasonable attorneys' fees) incurred or to be incurred, whether absolute, fixed or contingent, civil or criminal, and whether arising under federal law or state law, incurred or to be incurred in connection with the handling, storage, transportation, or disposal of any Hazardous Materials; and

                     (iii) The term "Environmental Laws" shall mean any statute, law, ordinance, code, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree or authorization, including the requirement to register storage tanks, established or enacted for, or relating to, the protection of the environment or the health and safety of any person (including, without limitation, those relating to 9a) the HMTA, CERCLA, the CWA, the CAA or the Resource Conservation and Recovery Act, 42 U.S.C. 6903 et seq.; (b) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, ground water, publicly-owned treatment works, septic systems or land; or (c) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Materials.

                (c) Neither the Company nor the Stockholder has received any written notice of default or violation, nor, to the best of the Stockholder's knowledge, is the Company or any of its directors, officers or employees in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the Company's business, affairs, properties or assets. Neither the Company nor the Stockholder has received written notice of, been charged with, or is, to the best of the Stockholder's knowledge, under investigation with respect to, any violation of any provision of any federal, state, local, municipal or other law or administrative rule or regulation, domestic or foreign, relating to any aspect of the Company's business, affairs, properties or assets, which violation would have a material adverse effect on the Company, its business or any material portion of its assets.

          4.13 Real Property.

                (a) Schedule 4.13 annexed hereto lists and describes all real property owned, held or leased by the Company. The Company holds good and marketable title to the real property and leasehold interests listed in
Schedule  4.13,  subject  only to those liens and mortgages  set  forth  in
Schedule 4.13, except for liens, pledges, claims, security interests or encumbrances which in the aggregate would not have a Material Adverse Effect. Neither the Company nor the Stockholder has received notice that any such real property or any buildings or improvements thereon (collectively, the "Facilities") or the use thereof by the Company is in violation of any applicable building, zoning or other law, ordinance or regulation affecting such real property, and no covenants, easements, rights-of-way or conditions of record impair such use, except as set forth in Schedule 4.13. The Company does not own or lease any real property which is not listed in Schedule 4.13, nor does the Company have any interest in any other real property, including partnerships, joint ventures, trust deeds or land sale contracts.

                (b) Each of the leases described in Schedule 4.13 is in full force and effect and constitutes a valid and binding obligation of the Company and, to the best knowledge of the Stockholder, the other parties thereto. Neither the Company nor the Stockholder has received any notice of default with respect to any term or condition of any of the leases identified in Schedule 4.13, nor is the Company in default or arrears in the performance or satisfaction of any material agreement or condition on its part to be performed or satisfied thereunder. Except as disclosed in
Schedule 4.13, no waiver of default or indulgence has been granted by any of the lessors under said leases, and no event has occurred which, after notice or lapse of time or both, would constitute a default thereunder, or would permit the acceleration of any obligation of any party thereto.

                (c) Except as set forth in Schedule 4.13, all of the buildings, fixtures and other improvements located on the Facilities are accessible by public roads, and are adequate for use in the Company's business as presently conducted; and the operation of the Facilities as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation.

           4.14 Insurance. The Company maintains, has in full force and effect, and has paid all premiums in respect of insurance covering its business and assets against such hazards and in such amounts as are set forth on the attached Schedule 4.14.

           4.15 Employees. Except as disclosed in Schedule 4.15 annexed hereto, the Company is not a party to or bound by any collective bargaining agreement, employment agreement, consulting agreement or other commitment for the employment or retention of any person, and no union is now certified or has claimed the right to be certified as a collective bargaining agent to represent any employees of the Company. The Company has not had any material labor difficulty in the past two (2) years, and neither the Company nor the Stockholder has received notice of any unfair labor practice charges against the Company or any actual or alleged violation by the Company of any law, regulation, or order affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

          4.16 Employee Benefits. The Company does not maintain and is not required to make any contributions to any pension, profit-sharing, retirement, deferred compensation or other such plan or arrangement for the benefit of any employee, former employee or other person, and the Company does not have any obligations with respect to deferred compensation or future benefits to any past or present employee. Schedule 4.16 annexed hereto fairly summarizes the employee benefits currently granted by the Company to its employees.

           4.17 Contracts and Commitments. The Company has previously provided reasonable access to the Buyer and its representatives to permit such persons to inspect and copy all of the credit agreements, finance leases and other agreements underlying the Receivables. Other than (a) such credit agreements, finance leases and other agreements underlying the Receivables, and (b) those contracts and commitments listed on Schedule
4.17 annexed hereto, there is no other contract, agreement, commitment or understanding which is material to the ongoing operation of the Business. To the best of the Stockholder's knowledge, all of such agreements and contracts are in full force and effect, and there is no material default or non-performance outstanding thereunder.

           4.18 Litigation. Except as set forth on Schedule 4.18, there is no pending or, to the actual knowledge of the Stockholder, threatened litigation, arbitration, administrative proceeding or other legal action or proceeding against the Company or relating to its business. The
Stockholder is not aware of any state of facts, events, conditions or occurrences which the Stockholder reasonably believes would properly constitute grounds for or the basis of any suit, action, arbitration, proceeding or investigation against or with respect to the Company.

            4.19 Intellectual Property. To the Stockholder's actual knowledge the Company has the valid right to utilize all trade names and other intellectual property utilized in its business, and has not received notice of any claimed infringement of any of such intellectual property with the rights or property of any other person. The Buyer acknowledges that the trade name/trademark/service mark, "R.C. Hills," will not be usable by the Company or the Buyer and on the ninetieth (90th) day after the date of Closing all use by the Company will cease.

          4.20 Bank Accounts. Annexed hereto as Schedule 4.20 is a correct and complete list of all bank accounts and safe deposit boxes maintained by or on behalf of the Company, with indication of all persons having signatory, access or other authority with respect thereto.

           4.21 Going Concern. The Stockholder has no knowledge of any fact, event, circumstance or condition (including but not limited to any announced or anticipated changes in the policies of any material supplier, referral source, client or customer) that would materially impair the ability of the Company to continue the Business in substantially the manner heretofore conducted (other than general, industry-wide conditions).

          4.22 The Shares. The Stockholder hereby confirms that the Shares constitute "restricted securities" under applicable federal and state securities laws, and that the Shares may not be resold in the absence of an effective registration thereof under federal and state securities laws or an available exemption from such registration requirements. The Stockholder further confirms that he has received no assurance whatsoever as to whether or when any of the Shares will be registered under federal or state securities laws (except as provided herein), and that, accordingly, the Stockholder may be required to hold the Shares indefinitely. The Stockholder and Buyer are entering into a separate Registration Rights Agreement that provides the Stockholder registration rights on the Shares being issued to the Stockholder hereunder.

           4.23 Disclosure and Duty of Inquiry. The Buyer is not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Stockholder in this Agreement.

          4.24 Allowance for Uncollectible Accounts. The Buyer accepts the amount of the allowance for uncollectible accounts shown in the Financial Statements as adequate in each case as of the dates thereof. Stockholder shall have no responsibility related to such allowance and makes no representation or warranty in regard thereto.

     5.   REPRESENTATIONS AND WARRANTIES OF THE BUYER.

      In connection with the Buyer's acquisition of the Stock, the Buyer hereby represents and warrants to the Stockholder as follows:

          5.1 Organization, Good Standing and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Buyer is qualified to do business in each foreign jurisdiction in which its business requires it to be qualified.

           5.2 Authorization of Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer has been duly and validly authorized by the Board of Directors of the Buyer. No further corporate authorization is required on the part of the Buyer to consummate the transactions contemplated hereby.

          5.3  Valid and Binding Agreement; No Breach.

                (a) The Buyer has full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

                (b) Except as disclosed in Schedule 5.3 annexed hereto, neither the execution and delivery of this Agreement by the Buyer, nor compliance with the terms and provisions of this Agreement on the part of the Buyer, will, under circumstances that would result in a Material Adverse Effect: (i) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Buyer or any of its subsidiaries; (ii) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency; or (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which the Buyer or any of its subsidiaries is a party, or by which the Buyer or any of its subsidiaries is bound, or constitute a default thereunder, or require the consent of any other party to any of the foregoing.

          5.4 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement by the Buyer, nor compliance with the terms and provisions of this Agreement on the part of the Buyer, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Buyer; (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency; (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which the Buyer is a party, or by which the Buyer is bound, or constitute a default thereunder; or (d) require the consent of any third party under any outstanding statute, regulation, judgment, order, injunction, decree, agreement or instrument to which the Buyer is a party, or by which the Buyer is bound.

           5.5 Issuance of Shares. The issuance of the Shares hereunder has been duly authorized by all necessary corporate action on the part of the Buyer, and the Shares are validly issued, fully paid and non-assessable. The Stockholder will receive from Buyer good, valid, and marketable title to all of the Shares, free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever, (except any restrictions which may be created by operation of state or federal securities laws).

           5.6 Investment. The Buyer is purchasing the Stock for its own account for investment, and not with a view to the resale or distribution thereof in violation of any applicable securities laws.

           5.7 Disclosure and Duty of Inquiry. The Stockholder is not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Buyer in this Agreement.

           5.8 Buyer's Information. The financial information and reports (the "Buyer's Information") which have been delivered or made available to Stockholder, including the items specifically listed on the attached
Schedule 5.8, fairly present in all material respects the financial status of Eckler, and its subsidiaries (jointly referred to as "Eckler") as of the date of such information and do not contain a materially misleading statement or omit information or statements reasonably necessary to make such information reasonably illustrative of the financial condition, assets, liabilities, and other material matters as would be reasonably necessary to a prudent investor to reach an informed decision regarding an investment in the Shares.

            5.9 Contingent Liabilities. There are no contingent liabilities, whether or not asserted, known to Buyer or the principal shareholders of Buyer, which are not reflected in the Buyer's Information which, if such contingent liabilities become actual liabilities, would or could have a material and adverse impact on Buyer and/or its subsidiaries or their prospects.

           5.10 No Litigation. Neither the Buyer nor any of its affiliates or subsidiaries, is subject to or involved in any material litigation, arbitration, administrative proceedings, or other controversy.

           5.11 No Tax Controversies. Neither the Buyer nor any of its subsidiaries have failed to file when due all of their respective income, franchise, sales and use, employment, property, excise and other federal, state and local tax returns or have failed to pay when due any tax liability shown to be due on such return. Neither the Buyer nor any of its subsidiaries have been notified of any audit of any of their respective activities by any governmental authority.

           5.12 Title and Condition of Assets. All of the Buyer's assets, and all of its subsidiaries' assets, as shown in the Buyer's Information as provided to the Stockholder, are owned by the entity which is shown to own such asset, subject only to such liabilities as are disclosed in the Buyer's Information, and all of such assets are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for their use in the respective businesses as conducted by the Buyer and its subsidiaries and are sufficient for the continued conduct of such businesses

          5.13 Legal Compliance.

                (a) To the actual knowledge of the Buyer and its principal shareholders, the Buyer (and its subsidiaries) are, and for the past three
(3) years have been, except for circumstances which in the aggregate would not result in a Material Adverse Effect, in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of its business (including, without limitation, all applicable environmental laws, statutes, regulations, rules and ordinances), and has in full force and effect all licenses, permits and other authorizations required for the conduct of its business as presently constituted; and the Buyer and its subsidiaries are not in default or violation in respect of or under any of the foregoing. Neither the Buyer nor its principal shareholders, are aware of any past or present condition or circumstance in the Buyer's (or its subsidiaries) business (including, without limitation, with respect to any real property now or previously occupied by any of them) which could give rise to any material liability under any such law, statute, regulation, rule or ordinance.

                (b) Except as set forth on Schedule 5.13 attached hereto, the Buyer has not generated, operated, processed, distributed, transported, used, treated, stored, handled, emitted, discharged, released or disposed of (or caused any person or entity to do any of the foregoing or assisted any person or entity in doing any of the foregoing) any oil, gasoline, petroleum-related products, hazardous substances, hazardous waste, or pollutants or contaminants (as defined by CERCLA), including, without limitation, asbestos or asbestos containing materials, PCB's or urea formaldehyde, except in accordance with applicable laws or any product which may give rise to Hazardous Materials Liabilities.

               (c) Neither the Buyer nor any of its principal shareholders has received any written notice of default or violation, nor, to the best of their knowledge, is the Buyer, its subsidiaries, or any of their respective directors, officers or employees in default or violation with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the Buyer's or its subsidiaries' business, affairs, properties or assets. Neither the Buyer nor its principal shareholders has received written notice of, been charged with, or is, to the best of their knowledge, under investigation with respect to, any violation of any provision of any federal, state, local, municipal or other law or administrative rule or regulation, domestic or foreign, relating to any aspect of the Buyer's or its subsidiaries' business, affairs, properties or assets, which violation would have a Material Adverse Effect.

          5.14 Intellectual Property. The Buyer and its subsidiaries have the valid right to utilize all trade names and other intellectual property utilized in their business, and have not received notice of any claimed infringement of any of such intellectual property with the rights or property of any other person.

          5.15 Transactions with Related Parties. There are no agreements or contracts between the Buyer, and/or its subsidiaries, with any party who owns, directly or indirectly, or has the right to acquire more than ten percent (10%) of the common stock of the Buyer, or any affiliate of such person, other than as disclosed on the attached Schedule 5.15.

          5.16   Status  of  NewCo.   NewCo  is  a  newly  formed   Florida
corporation and has no assets, or liabilities.

          5.17 No Material Changes. Except as disclosed in Schedule 5.17 annexed hereto, since the delivery of the Buyer's Information to the Stockholder, and except as set forth in the Buyer's Information (a) the business of the Buyer has been operated solely in the normal course, (b) there has been no changes in the financial condition, operations or business of the Company from that reflected in the Buyer's Information which in the aggregate would have a Material Adverse Effect, (c) the Buyer has not incurred any material obligation or liability except in the normal course of business, (d) the Buyer has not effected or suffered any material modification in its collection practices, or with respect to the timing and manner of payment of its accounts payable, and (e) there has not been any sale, assignment or transfer by the Buyer of any assets or other part of its business, excluding the sale or disposition of inventory, and/or the sale of loans, in the ordinary course of business.

     6.   ADDITIONAL AGREEMENTS.

           6.1 Resignations. In addition to the other deliveries being made pursuant to this Agreement on the date hereof, the Stockholder is causing to be executed and delivered to the Company the resignations of all officers and directors of the Company (except to the extent that such resignations are not being required by the Buyer).

           6.2 Audit of Financial Statements. The Stockholder shall, from time to time as and when requested by the Buyer from and after the date hereof, cooperate with and assist the Buyer in all reasonable respects in dealing with the accountants heretofore retained by the Company, in order that the Buyer and its accountants may obtain copies of all work papers utilized or prepared by the Company's accountants in connection with their review of the Financial Statements, and consult with the Company's accountants as and to the extent necessary or appropriate in connection with the preparation of audited financial statements of the Company for all periods from and after January 1, 1993 in accordance with Regulation S-X promulgated under the Securities Act of 1933, as amended. Any reasonable out-of-pocket expenses incurred or paid to third parties by Stockholder in complying with this Section 6.2 shall be reimbursed by Buyer, except that any such expenses exceeding $500 shall be approved by Buyer prior to such expenses being incurred.

           6.3 1997 Tax Treatment. The parties hereby confirm and consent that the Company's income in respect of 1997 shall not be prorated as between the Stockholder (on the one hand) and the Buyer (on the other hand), but shall be determined based on actual income for that portion of 1997 through the date hereof and for that portion of 1997 subsequent to the date hereof, with the Company having been deemed to have closed its books for these purposes on and as of the date hereof. The "closing of the books" shall be accomplished in a manner that is consistent with accounting conventions and procedures used in closing the books in prior years for year end closings. All allocations or determinations of accounting questions will be handled in cooperation with the Shareholder. It is agreed that the intent shall be to minimize, to the extent possible, the income to be allocated to the Stockholder for the short period.

          6.4  Intentionally Omitted.

          6.5 Assumption of GE Debt; Hold Harmless. The Buyer will assume the obligation of the Company to GE, and to the extent that the GE Debt is the obligation of the Stockholder, or any other entity owned by the Stockholder, including Orange Acceptance Corporation, Motorcycle Insurance Agency, Inc., R.C. Hill Enterprises, Inc., Deltona House Rentals, Inc., Affordable Leasing, Inc., and Polaris of Orlando, Inc. (herein referred to as the "GE Guarantors"), whether as co-obligors or guarantors, the Buyer shall cause the release of the Stockholder, the GE Guarantors, and R.C. Hill, Sr. (as to his collateral assignment of mortgage provided to GE as part of the Forbearance Agreement arrangements entered into on January 21,
1997) (the "Indemnitees") from any obligation for the GE Debt, however arising, on or before the expiration of ninety (90) days from the date of this Agreement. The Buyer hereby agrees to indemnify and hold the Indemnitees harmless from and against the GE Debt, including principal, interest, defaults, default interest, penalties, and liens and security interests against the property of the Indemnitees, in accordance with the terms of the separate Indemnification Agreement attached hereto as Schedule
6.5. The dollar amount owed to GE by the Stockholder, R.C. Hill, Sr., and the GE Guarantors is set forth on Schedule 6.5.

           6.6 Lease of West Colonial Property. As a precondition of the Stockholder's obligations to close hereunder, Buyer shall execute and deliver to Stockholder a commercial lease agreement in the form of that attached as Schedule 6.6, providing for a net lease of the Stockholder's property at 3411 West Colonial Drive, Orlando, Florida.

            6.7 Access to Records of Company. Subsequent to the consummation of the acquisition and merger contemplated by this Agreement, the Buyer agrees to reasonably cooperate with the Stockholder in permitting Stockholder and his agents reasonable access to the records of the Company for periods prior to the Effective Date for Stockholder's reasonable needs, including, but not limited to, responding to inquiries from tax authorities, determining information related to transactions occurring in such prior periods, and the other reasonable business and personal needs of the Stockholder.

           6.8 Conversion of Stockholder Capital Debt. The Stockholder shall cause the debt of the Company to the Stockholder, referenced as the "Notes Payable AmSouth $347,574.08" on the compiled Balance Sheet for the Company as of February 1997 to be converted to a capital contribution of the Stockholder, effective immediately prior to the consummation of this Merger, and there shall be no further liability of the Company to the Stockholder regarding such debt.

          6.9 Conversion of Stockholder Finance Debt. As of the Effective Date, $281,367 in debt owed to the Stockholder by the Company, including accrued interest through February 12, 1997 (the "Finance Debt") shall be converted into a capital contribution by the Stockholder to the Company, and there shall be no further liability of the Company to the Stockholder regarding the Finance Debt.

          6.10 Release/Indemnification From Specified Loans. The Buyer indemnifies and agrees to hold the Stockholder harmless, from and after closing, from the following loans made to the Company, which loans were co-signed or guaranteed personally by the Stockholder:

               (i) Nat Weaver, Inc.-dated January 1, 1993, for $70,000, due on December 31, 1997, plus interest at 16% per annum.

               (ii) Nat Weaver, Inc.-dated April 17, 1992, for $50,000, due on April 17, 1997, plus interest at 16% per annum.

               (iii) Nat Weaver, Inc.-dated August 1, 1992, for $60,000, due on July 31, 1997, plus interest at 16% per annum.

               (iv) Jeremy Hill-dated June 1, 1992, for $1,500, due on demand, plus interest at 15% per annum.

               (v) John Jeyaseelan-undated in 1994, for $10,000, due on demand, with interest at 15% per annum.

               (vi) John Jeyaseelan-dated December 30, 1994, for $5,000, due on demand, plus interest at 15% per annum.

               (vii) John Jeyaseelan-date December 27, 1994, for $5,000, due on demand, plus interest at 15% per annum.

               (viii) Lucy Lee Burton-dated January 1, 1995, for $100,000, due on October 30, 2001, plus interest at 10% per annum.

               (ix)  Mark F. Burton-dated February 17, 1995, for
$101,006.68, due on October 30, 2001, with interest at 10% per annum.

               (x) R.C. Hill, Sr.-dated August 1, 1993, for $200,000, due on December 31, 2001, with interest at 10% per annum.

               (xi)  R.C. Hill III - $190,468.41, dated July 12, 1996,
payable November 15, 2001, with interest at 15% per annum.

               (xii) Barnett Bank, N.A. - current balance $32,548.75, dated October 8, 1996.

      The Buyer shall cause the Stockholder to be released as a co-obligor or guarantor on or before the expiration of one hundred and eighty (180) days after the Effective Date.

     7.   [INTENTIONALLY OMITTED].

     8.   INDEMNIFICATION.

          8.1  General.

                (a) The Stockholder shall defend, indemnify and hold harmless the Buyer from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Buyer may incur, sustain or suffer ("Buyer Losses") as a result of any breach of, or failure by the Stockholder to perform, any of the representations, warranties, covenants or agreements of the Stockholder contained in this Agreement or in any Schedule(s) furnished by or on behalf of the Company or the Stockholder under this Agreement.

               (b) The Buyer shall defend, indemnify and hold harmless the Stockholder from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Stockholder may incur, sustain or suffer ("Stockholder Losses") as a result of any breach of, or failure by the Buyer to perform, any of the representations, warranties, covenants or agreements of the Buyer contained in this Agreement.

                (c) Subject to the limitations of Section 8.2, the representations, warranties and covenants contained herein shall survive the closing hereunder to the extent any party hereto is entitled to indemnification hereunder for any breach of any representation, warranty or covenant contained herein.

               (d) The Stockholder's indemnification obligations hereunder are secured by a Stock Pledge and Security Agreement of even date herewith among the Stockholder, the Buyer, and First Choice Auto Finance, Inc.

          8.2  Limitations on Indemnity.

                (a) Notwithstanding any other provision of this Agreement to the contrary, (i) the Stockholder shall not be liable to the Buyer with respect to Buyer Losses unless and until the aggregate amount of all Buyer Losses shall exceed the sum of Fifty Thousand Dollars ($50,000) (the "Stockholder Basket"), and (ii) the Stockholder shall thereafter be liable for all Buyer Losses in excess of the Stockholder Basket, provided that the Stockholder's maximum aggregate liability in respect of all Buyer Losses shall not, in the absence of proven fraud by the Stockholder in respect of any particular Buyer Losses, in any event exceed the limitations set forth in Section 8.2(c) below; provided, however, that the Stockholder Basket and such limitation on liability shall not be available with respect to, and there shall not be counted against the Stockholder Basket or such limitation of liability, any Buyer Losses arising by reason of any proven fraud by the Stockholder.

                (b) Notwithstanding any other provision of this Agreement to the contrary, (i) the Buyer shall not be liable to the Stockholder with respect to Stockholder Losses unless and until the aggregate amount of all Stockholder Losses shall exceed the sum of Fifty Thousand Dollars ($50,000) (the "Buyer Basket"), and (ii) the Buyer shall thereafter be liable for all Stockholder Losses in excess of the Buyer Basket; provided, however that the Buyer Basket shall not be available with respect to, and there shall not be counted against the Buyer Basket any Stockholder Losses arising by reason of any Stockholder Losses involving proven fraud by the Buyer, its principal shareholders, officers, employees or directors.

                (c) Except with respect to any Buyer Losses involving proven fraud by the Stockholder, the Stockholder shall not be required to pay indemnification hereunder in an aggregate amount in excess of the Stock Valuation received by the Stockholder under the terms of this Agreement. The Stockholder shall have the option of satisfying all or any portion of any claim in respect of Buyer Losses by tendering to the Buyer for cancellation a number of Shares having an aggregate value (determined as provided below, subject to appropriate arithmetic adjustment to account for any stock split, stock dividend, combination of shares or other such event which may occur at any time or from time to time subsequent to the date hereof in respect of the outstanding Common Stock) equal to the amount of the subject claim which is to be satisfied in such manner.

                (d) The Buyer shall be entitled to indemnification by the Stockholder for Buyer Losses only in respect of claims for which notice of claim shall have been given to the Stockholder on or before March 31, 1998. The Stockholder shall be entitled to indemnification by the Buyer for Stockholder Losses only in respect of claims for which notice of claim shall have been given to the Buyer on or before March 31, 1998.

                (e) For purposes of Section 8.2(b) above, the Shares shall be deemed to have a value of $17.50 per Share.

          8.3 Claims for Indemnity. Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party or parties in writing within sixty (60) days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If an indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same or may agree to submit the same to arbitration or, if unable or unwilling to do any of the foregoing, such dispute shall be settled by appropriate litigation, and any rights of indemnification established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be paid and satisfied by those indemnifying parties obligated to make indemnification hereunder.

           8.4 Right to Defend. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through a single counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have fifteen
(15) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, through counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.

     9.   POST-CLOSING EVENTS.

           9.1 Announcements. With respect to the initial announcement of the consummation of the transactions pursuant to this Agreement and of any of the terms thereof, neither party shall make such an announcement without the prior review and approval thereof by the Buyer (in the case of any proposed disclosure or public announcement by the Stockholder) or the Stockholder (in the case of any proposed disclosure or public announcement by the Buyer), such approval not to be unreasonably withheld or delayed.

           9.2 Bank Accounts. Upon the consummation of the transactions pursuant to this Agreement, the Stockholder shall cooperate with the Buyer to promptly modify to the Buyer's satisfaction the signatory and access arrangements for all bank accounts and safe deposit boxes maintained by or in the name of the Company.

           9.3 Further Assurances. From time to time from and after the date hereof, the parties will execute and deliver to one another any and all further agreements, instruments, certificates and other documents as may reasonably be requested by any other party in order more fully to consummate the transactions contemplated hereby, and to effect an orderly transition of the ownership and operations of the Business.

     10.  COSTS.

           10.1 Finder's or Broker's Fees. Each of the Buyer and the Stockholder represents and warrants that neither they or any of their respective affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, or that any broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

           10.2 Expenses. The parties (except as provided in Section 10.3) shall each pay all costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

           10.3 Stockholder's Costs. The Buyer shall pay the reasonable attorneys' and accountants' fees and costs associated with the negotiation and consummation of this transaction. Such fees and costs shall be paid immediately upon receipt of an invoice from the Stockholder's attorneys or accountants. The attorneys and accountants shall have the rights of enforcement provided in this Agreement and are intended beneficiaries of this provision.

     11.  FORM OF AGREEMENT.

           11.1 Effect of Headings. The Section headings used in this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

           11.2 Entire Agreement; Waivers. This Agreement and the other agreements and instruments referred to herein constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement, the Schedules hereto, and the other agreements and instruments referred to herein. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

           11.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.  PARTIES.

           12.1 Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

            12.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day after the date sent by recognized overnight courier service, properly addressed and with all charges prepaid or billed to the account of the sender, or (c) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                    (i)  If to the Stockholder:

                         R. C. Hill, II
                         1211 Salerno Court
                         Orlando, FL 32806

                    (ii) With a copy to:

                         David A. Webster, Esquire
                         Milam, Otero, Larsen, Dawson & Taylor, P.A.
                         1301 Riverplace Boulevard, Suite 1301
                         Jacksonville, Florida 32207

                    (iii)     If to the Buyer:

                         Eckler Industries, Inc.
                         5200 South Washington Avenue
                         Titusville, FL 32780
                         Attn.: James Neal Hutchinson, Jr.
                                General Counsel

or to such other address as any party shall have specified by notice in writing given to the other party.

     13.  MISCELLANEOUS.

           13.1 Amendments and Modifications. No amendment or modification of this Agreement or any Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

           13.2 Non-Assignability; Binding Effect. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

           13.3 Governing Law; Jurisdiction. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of Florida applicable to contracts made and to be performed wholly within such State.

           13.4 Costs of Enforcement. In the event that any party is required to bring an action to enforce its rights hereunder, the substantially prevailing party shall recover from the substantially non-prevailing party all of the substantially prevailing party's attorneys' fees and costs (the "Expenses") incurred in such action. For purposes herein, the Expenses shall include investigatory, trial, appeal, bankruptcy, mediation and arbitration expenses, and all costs of collection and shall cover fees and costs for the lawyers, experts, paralegals and clerks, and all other persons reasonably necessary as part of the enforcement process. All such Expenses shall bear interest from the date incurred until the date paid at the highest rate of interest permitted in Florida. The parties request that a court award the actual Expenses incurred by the substantially prevailing party, recognizing that it is the parties intention that the substantially prevailing party should be made completely whole. Costs incurred in enforcing this Section shall be included in Expenses.

          13.5 Time of Essence.  Time is of the essence of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                              The Buyer:

                              ECKLER INDUSTRIES, INC.,
                              a Florida corporation


                              By:  /s/ J. Neal Hutchinson, Jr.
                              Name:
                              Its: Asst. V.P.


                              The Stockholder:


                              /s/R.C. Hill,II
                              R. C. HILL, II